CENTRAL AND SOUTH WEST SERVICES, INC                   Exhibit 1
                   P.O. BOX 21928 TULSA, OKLAHOMA                    Page 1 of 4
                 TELEPHONE NUMBER (918) 594 - 2000

           STATEMENT OF PARTICIPATION IN RAIL CAR MAINTENANCE FACILITY
              AT ALLIANCE, NEBRASKA PER SWEPCO - CPL - PSO AGREEMENT

October 1999

A.  NUMBER OF RAIL CARS SERVICED

SWEPCO         447     PSO         1     CPL         116

B.  AMOUNT OF EXPENDITURES:                                          SWEPCO

COSTS ASSIGNED 100% TO SWEPCO:

PR4001  Direct Material to SWEPCO Coal Cars                         $219,935.84
PR4018  Stores Salvage - SWEPCO                                      (44,590.87)
PR4101  Direct Labor to SWEPCO Coal Cars                              50,495.83
PR4101  Charges Other than Direct Labor                                    7.30
PR4104  Direct Labor to Rework SWEPCO Material                        14,730.82
PR4104  Charges other than Direct Labor                                    3.00
PR4202  Ad Valorem Taxes - SWEPCO Coal Cars                                0.00
PR4204  Ad Valorem Taxes - Facility - Direct - SWEPCO                      0.00
PR4213  Employee Fringe Benefits - Direct Labor - SWEPCO              15,109.89
PR4230  Payroll Taxes - Direct Labor - SWEPCO                          5,513.08
PR4238  Depreciation Expense - SWEPCO                                 10,604.00
PR4263  Lease - Supplemental Expenses - SWEPCO                             0.00
PR4270  Outside Maintenance of SWEPCO Coal Cars                            0.00
PR4272  Switching Fees - SWEPCO                                            0.00
PR4277  Repainting Coal Cars - SWEPCO                                      0.00
                                                                  --------------

                 Total 100% SWEPCO Costs                             $271,808.89
                                                                  ==============


COSTS ASSIGNED 100% TO CPL:                                          CPL

PR4003   Direct Material to CPL Coal Cars                                  6.48
PR4014   Inventory Carrying Charges - CPL                              1,577.45
PR4021   Stores Salvage - CPL                                         (2,957.76)
PR4105   Direct Labor to CPL Coal Cars                                 7,756.05
PR4105   Charges Other thanDirect Labor                                    1.30
PR4106   Direct Labor to Rework CPL Material.                            919.91
PR4106   Charges Other than Direct Labor                                   0.11
PR4216   Ad Valorem Taxes - Facility - Direct - CPL                        0.00
PR4217   Employee Fringe Benefits - Direct Labor - CPL                 2,009.81
PR4218   Payroll taxes - Direct Labor - CPL                              733.31
PR4240   Depreciation Expense - CPL                                        0.00
PR4269   Outside Maintenance of CPL Coal Cars                          1,253.66
PR4274   Switching Fees - CPL                                              0.00
PR4279   Repainting Coal Cars - CPL                                        0.00
                                                                  --------------

                 Total 100% CPL Costs                                $11,300.32
                                                                  ==============

                                                                       Exhibit 1
                                                                     Page 2 of 4

COSTS ASSIGNED 100% TO PSO:                                          PSO

PR4002  Direct Material to PSO Coal Cars                                 $12.14
PR4015  Inventory Carrying Charges - PSO                               2,456.03
PR4019  Stores Salvage - PSO                                          25,112.03
PR4102  Direct Labor to PSO Coal Cars                                    212.46
PR4102  Charges Other than Direct Labor                                    0.00
PR4103  Direct Labor to Rework PSO Material                              442.15
PR4103  Charges Other than Direct Labor                                    0.71
PR4205  Ad Valorem Taxes - Facility - Direct - PSO                         0.00
PR4214  Employee Fringe Benefits - Direct Labor - PSO                    151.63
PR4231  Payroll Taxes - Direct Labor - PSO                                55.32
PR4239  Depreciation Expense - PSO                                         0.00
PR4271  Outside Maintenance of PSO Coal Cars                               0.00
PR4273  Switching Fees - PSO                                               0.00
PR4278  Repainting Coal Cars - PSO                                         0.00
                                                                  --------------

                Total 100% PSO Costs                                 $28,442.47
                                                                  ==============

                                                                       Exhibit 1
                                                                     Page 3 of 4

COSTS TO BE SHARED {Ratio of Direct Labor}:                          SHARED


PR4010  Shop Material                                                 $3,557.18
PR4011  Small Tools                                                      181.84
PR4012  Facility Maintenance - Material                                1,175.11
PR4013  Sale of Scrap (Cr.)                                                0.00
PR4016  Switch Engine Operation and Maintenance                        1,102.13
PR4017  Equipment Operation and Maintenance                            1,720.50
PR4020  Stores Salvage - Joint                                             0.00
PR4110  Supervision                                                   18,939.31
PR4111  Clerical                                                       7,084.63
PR4112  Training and Safety                                            5,327.70
PR4113  General Shop Labor                                             9,278.29
PR4114  Facility Maintenance - Labor                                  10,502.82
PR4116  Switch Engine Operation and Maintenance                       12,579.64
PR4201  Ad Valorem Taxes - Facility                                        0.00
PR4520  Land Cr.                                                           0.00
PR4206  Data Processing Charges                                          574.40
PR4207  General Office Overhead                                          583.05
PR4210  Employee Activities                                               97.40
PR4211  Employee Expenses                                                986.20
PR4212  Employee Fringe Benefits                                      14,902.65
PR4215  Employee Sick Benefits                                             0.00
PR4220  Injuries and Damages                                               0.00
PR4221  Insurance - Liability and Property                             2,816.23
PR4225  Maintenance of Facilities (Contracted)                         2,339.74
PR4226  Office Supplies and Expenses                                   5,235.80
PR4232  Payroll Taxes - Other                                          5,385.91
PR4233  Special Services                                                   0.00
PR4234  Utilities - Heat, Light, Power and Water                       4,523.67
PR4235  Utilities - Telephone                                            684.44
PR4236  Vehicle Expense                                                   27.12
PR4237  Depreciation Expense                                               0.00
PR4250  Miscellaneous                                                    130.00
PR4262  Lease - Basic - All Except Coal Cars                               0.00
PR4264  Lease - Supplemental Expenses - Facility                           0.00
               Total Costs Shared on Cost Ratio
                  {see computation below} -                         $109,735.76
                                                                  --------------

           SWEPCO                      87.48%                        $96,002.33
                                                                  --------------

           CPL                         11.64%                        $12,769.95
                                                                  --------------

           PSO                          0.88%                           $963.48
                                                                  --------------

                                                                       Exhibit 1
                                                                     Page 4 of 4

          Capital Recovery on Capital Expenditures not
           Covered Under Lease Agreement {Cost Ratio}                      0.00
                                                                  --------------


                      TOTAL COSTS FOR THE MONTH
                  SWEPCO                                            $367,811.22
                                                                  ==============

                  CPL                                                $24,070.27
                                                                  ==============

                  PSO                                                $29,405.95
                                                                  ==============



C. COMPUTATION OF COST RATIO:




101, 104  Direct Labor SWEPCO    $65,226.65      87.48 %   SWEPCO

105, 106  Direct Labor CPL         8,675.96      11.64 %   CPL

102, 103  Direct Labor PSO           654.61       0.88 %   PSO
                                ------------    -------

          Total Direct Labor     $74,557.22     100.00 %
                                ============    =======